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                                                                  EXHIBIT (d)(2)

                                  BERTUCCI'S, INC.
                                14 AUDUBON ROAD
                              WAKEFIELD, MA 01880
                                 (781) 246-6700

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                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD             , 1998

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To the Stockholders of

Bertucci's, Inc.

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (including any adjournments or postponements thereof, the "Special Meeting") of Bertucci's, Inc., a Massachusetts corporation ("Bertucci's"), will be held at Bertucci's corporate headquarters located at 14 Audubon Road, Wakefield, Massachusetts
01880, on            , 1998, beginning at 9:00 a.m., Eastern Time for the
following purposes, which are more fully described in the accompanying Proxy Statement (the "Proxy Statement"):

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 13, 1998 (the "Merger Agreement"), among Bertucci's, Ten Ideas, Inc., a Delaware corporation ("Ten Ideas"), and Ten Ideas Acquisition Corp., a Massachusetts corporation ("Acquisition"). Ten Ideas and Acquisition were organized by Joseph Crugnale, Bertucci's founder, President and Chief Executive Officer. Pursuant to the Merger, each share of Bertucci's Common Stock, $0.005 par value per share ("Bertucci's Common Stock" or the "Shares") (other than (i) shares of Bertucci's Common Stock held by Bertucci's or any wholly-owned subsidiary thereof, which will be canceled and retired,
       (ii) 2,177,710 shares of Bertucci's Common Stock which will be contributed to Ten Ideas by Joseph Crugnale and a trust for the benefit of his minor children, and (iii) shares of Bertucci's Common Stock owned by any stockholder who has duly perfected his or her appraisal rights), will be converted into the right to receive $8.00 in cash. A copy of the Merger Agreement is attached as ANNEX I to the accompanying Proxy Statement.

    2. To transact such other and further business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    The affirmative vote of two-thirds in interest of the outstanding shares of Bertucci's Common Stock is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

    The record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting, and any adjournments or postponements
thereof, is            , 1998 (the "Record Date"). Only holders of record of
shares of Bertucci's Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

    If the Merger Agreement is approved and the Merger becomes effective, any stockholder of the Company who (i) files with Bertucci's, before the taking of the vote on the approval of the Merger Agreement, written objection to the proposed Merger stating that he or she intends to demand payment
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for his or her Shares if the Merger Agreement is approved, and (ii) does not vote his or her Shares in favor of the Merger Agreement, has or may have the right to demand in writing from the Company, within twenty (20) days after the date of mailing to him or her of notice in writing that the Merger has become effective, payment for his or her Shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 86 through 98 of Chapter 156B of the Massachusetts General Laws. See "APPRAISAL RIGHTS" and ANNEX III to the accompanying Proxy Statement.

    YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES OF BERTUCCI'S COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON THE MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /S/ JAMES WESTRA
                                          JAMES WESTRA
                                          CLERK